Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

              INVESCO VAN KAMPEN ASSET ALLOCATION CONSERVATIVE FUND

A Special Meeting ("Meeting") of Shareholders of Van Kampen Asset Allocation Conservative Fund was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                         Votes       Votes     Broker
Matter                                                       Votes For  Against     Abstain   Non-Votes
-----------------------------------------------------------  ---------  ---------  ---------  ---------
(1) Approve an Agreement and Plan of Reorganization          7,924,902    232,626    501,671          0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                 INVESCO VAN KAMPEN ASSET ALLOCATION GROWTH FUND

A Special Meeting ("Meeting") of Shareholders of Van Kampen Asset Allocation Growth Fund was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                         Votes       Votes     Broker
Matter                                                       Votes For  Against     Abstain   Non-Votes
-----------------------------------------------------------  ---------  ---------  ---------  ---------
(1) Approve an Agreement and Plan of Reorganization          9,818,560    208,150    755,346          0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                INVESCO VAN KAMPEN ASSET ALLOCATION MODERATE FUND

A Special Meeting ("Meeting") of Shareholders of Van Kampen Asset Allocation Moderate Fund was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                          Votes       Votes     Broker
Matter                                                        Votes For  Against     Abstain   Non-Votes
-----------------------------------------------------------  ----------  ---------  ---------  ---------
(1) Approve an Agreement and Plan of Reorganization          15,280,098    427,503    983,420          0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         INVESCO VAN KAMPEN LEADERS FUND

A Special Meeting ("Meeting") of Shareholders of Van Kampen Leaders Fund was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                          Votes       Votes     Broker
Matter                                                        Votes For  Against     Abstain   Non-Votes
-----------------------------------------------------------  ----------  ---------  ---------  ---------
(1) Approve an Agreement and Plan of Reorganization          14,166,877    365,201    926,501          0